Exhibit 99

Investor News	NYSE:PEG
For further information, contact:
• Sue Carson, Director, Investor Relations • Greg McLaughlin, Sr. Investor Relations Analyst • Jairo Chung, Sr. Investor Relations Analyst	Phone: 973-430-6565 Phone: 973-430-6568 Phone: 973-430-6596

May 4, 2005

PSEG ANNOUNCES FIRST- QUARTER 2005 RESULTS:

$1.18 PER SHARE OF COMMON STOCK

Balanced Performance from all Operating Subsidiaries

Results Support 2005 EPS Guidance

Of $3.15 to $3.35 Per Share of Common Stock

Public Service Enterprise Group (PSEG) announced today (May 4, 2005) that net income for the first quarter of 2005 was $285 million or $1.18 per share of common stock, based on 242 million average shares outstanding.

Comparatively, PSEG’s net income for the first quarter of 2004 was $271 million or $1.14 per share of common stock, based on 239 million average shares outstanding.

Attachments to this release provide a comparative summary of 2005 and 2004 results and other details about the quarterly results for PSEG and its principal subsidiaries – Public Service Electric and Gas Co. (PSE&G), PSEG Power and PSEG Energy Holdings.

Quarterly Results

“The first quarter produced solid results from all three of our operating subsidiaries,” said E. James Ferland, chairman and chief executive officer of PSEG. Overall results for the quarter were higher due to the absence of charges, such as those related to the Collins lease termination, which were recorded last year, Ferland said.

“At PSE&G, we are starting to see some customer sensitivity to rising natural gas prices,” Ferland explained. Gas demand was lower than what would be expected, given the cold temperatures during the quarter. For the quarter, PSE&G reported earnings of 48 cents per share, a decrease of 4 cents per share from the prior year. Overall weather for the quarter was slightly colder than normal, but not as cold as the first quarter of 2004, reducing quarterly earnings by one-cent per share. Reduced demands, absent the weather impact, and higher O&M expenses combined to further reduce earnings at PSE&G by 4 cents per share.

Improved performance of the PSEG Power fossil fleet, in particular the Hudson unit in New Jersey and the Bridgeport Harbor plant in Connecticut, reduced replacement power costs for the quarter. The absence of a 4-cent per share charge related to a refinancing last year helped offset an increase in fuel and O&M expenses and increased depreciation expenses for the Lawrenceburg plant that became operational last summer. For the quarter, PSEG Power reported earnings of 45 cents per share, a one-cent per share decline from the comparable period last year.

For the quarter, PSEG Energy Holdings reported earnings of 32 cents per share, a 14-cent per share improvement over 2004 results. In the first quarter of last year, PSEG Resources recorded a 7-cent per share charge related to the termination of the Collins lease. The absence of that charge, combined with improved results by PSEG Global and a mark-to-market gain on the KKR portfolio held by PSEG Resources, were the primary drivers of PSEG Energy Holdings’ improved first quarter performance.

At the corporate level, increased interest expense and merger related costs reduced quarter-over-quarter results by 5 cents per share.

Nuclear Operations

The five-unit PSEG Power nuclear fleet had a combined capacity factor of 89% for the quarter, a 4% decrease from last year. Most of this decline was due to Hope Creek, which had a quarterly capacity factor of 61% this year versus 79% last year. The unit was restarted in late January and performed well until late March when it was taken off-line to repair a small leak. Hope Creek returned to service on April 10th and is currently running at full power. Excellent performance during the first quarter from the Salem and Peach Bottom Units – operating at a combined capacity factor of 100% – helped mitigate the impact of the Hope Creek outages on the fleet.

“We are very pleased with the implementation of the Exelon Nuclear Management Model at the site and have already seen improvements in the performance of the nuclear units since Exelon took over the operations on January 17th,” Ferland said. Salem Unit 2 is currently finishing up a scheduled refueling outage that included the replacement of the reactor vessel head. Salem Unit 1 is scheduled to undergo the same refueling and vessel head replacement in the fall.

2005 Guidance

Earnings expectations of $3.15 to $3.35 per share from continuing operations for the year were reaffirmed. The major businesses remain on target for the year - PSE&G, $325 to $345 million, PSEG Power, $335 to $385 million and PSEG Energy Holdings, $135 to $155 million.

Ferland indicated that costs associated with the merger could reduce 2005 results by as much as 10 cents per share and is not reflected in the current guidance. “We didn’t anticipate these costs when we developed our guidance last fall, but we’re committed to providing the necessary resources to ensure the proposed merger with Exelon is achieved in a timely manner,” Ferland said.

“The completion of the Salem Unit 2 refueling and Hope Creek maintenance provide a strong foundation for optimal summer performance from our nuclear fleet,” Ferland said. “Also, at PSE&G, our crews are hard at work ensuring summer reliability as part of our ongoing commitment to provide safe, reliable and cost-effective electricity and natural gas to over 2 million customers in New Jersey.”

Other Events

Also during the quarter, the New Jersey Board of Public Utilities (BPU) held their fourth annual Basic Generating Service (BGS) auction to procure approximately one-third of the energy needs for New Jersey customers over the next three years. For PSE&G customers, the average auction price increased over 18% from the prior year, primarily due to fuel prices, from 5.5 cents per kwhr to 6.5 cents per kwhr. However, the impact to customers this year will be a modest 2.8% increase because the lower rates from prior auctions are blended with the current year results.

On the merger front, PSEG and Exelon continue to work toward securing the necessary regulatory approvals. Final approval is expected early in the second quarter of 2006, with the potential for earlier approval if settlement discussions with the New Jersey BPU are successful and the Federal Energy Regulatory Commission (FERC) does not require hearings. If the FERC were to hold hearings with respect to the Merger, the approval process could extend the anticipated closing into mid-2006 or perhaps later. PSEG expects to know sometime this summer if FERC is going to hold hearings.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving Public Service Enterprise Group Incorporated and Exelon Corporation, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Such statements are based upon the current beliefs and expectations of Public Service Enterprise Group Incorporated’s and Exelon Corporation’s management, are subject to significant risks and uncertainties and may differ materially from actual future experience involving any one or more of such matters. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the timing of the contemplated merger and the impact of any conditions imposed by regulators in connection with their approval thereof; the failure of Public Service Enterprise Group Incorporated and Exelon Corporation stockholders to make the requisite approvals for the transaction; the risk that the businesses will not be integrated successfully; failure to quickly realize cost-savings from the transaction as a result of technical, logistical, competitive and other factors; the effects of weather; the performance of generating units and transmission systems; the availability and prices for oil, gas, coal, nuclear fuel, capacity and electricity; changes in the markets for electricity and other energy-related commodities; changes in the number of participants and the risk profile of such participants in the energy marketing and trading business; the effectiveness of our risk management and internal controls systems; the effects of regulatory decisions and changes in law; changes in competition in the markets we serve; the ability to recover regulatory assets and other potential stranded costs; the outcomes of litigation and regulatory proceedings or inquiries; the timing and success of efforts to develop domestic and international power projects; conditions of the capital markets and equity markets; advances in technology; changes in accounting standards; changes in interest rates and in financial and foreign currency markets generally; the economic and political climate and growth in the areas in which we conduct our activities; and changes in corporate strategies. While we believe that our forecasts and assumptions are reasonable, we caution that actual results may differ materially. We intend the forward-looking statements to speak only as of the time first made and we do not undertake to update or revise them as more information becomes available. Additional factors that could cause Public Service Enterprise Group Incorporated’s and Exelon Corporation’s results to differ materially from those described in the forward-looking statements can be found in the 2004 Annual Reports on Form 10-K, and Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2004, of Public Service Enterprise Group Incorporated and Exelon Corporation, as such reports may have been amended, each filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s website, www.sec.gov.

Additional Information

This communication is not a solicitation of a proxy from any security holder of Public Service Enterprise Group Incorporated or Exelon Corporation. Exelon Corporation has filed with the Securities and Exchange Commission a registration statement (File No. 333-122704) that includes a preliminary joint proxy statement/prospectus. A definitive joint proxy statement/prospectus and other relevant documents are expected to be mailed by Public Service Enterprise Group Incorporated and Exelon Corporation to their respective security holders in connection with the proposed merger of Public Service Enterprise Group Incorporated and Exelon Corporation. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED, EXELON CORPORATION AND THE PROPOSED MERGER. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the Securities and Exchange Commission free of charge at the Securities and Exchange Commission’s website, www.sec.gov. In addition, a copy of the definitive joint proxy statement/prospectus (when it becomes available) may be obtained free of charge from Public Service Enterprise Group Incorporated, Investor Relations, 80 Park Plaza, P.O. Box 1171, Newark, New Jersey 07101-1171, or from Exelon Corporation, Investor Relations, 10 South Dearborn Street, P.O. Box 805398, Chicago, Illinois 60680-5398.

Participants in Solicitation

Public Service Enterprise Group Incorporated, Exelon Corporation, their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Public Service Enterprise Group Incorporated’s and Exelon Corporation’s directors and executive officers is available in preliminary joint proxy statement/prospectus contained in the above referenced registration statement. OTHER INFORMATION REGARDING THE PARTICIPANTS IN THE PROXY SOLICITATION AND A DESCRIPTION OF THEIR DIRECT AND INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE, WILL BE CONTAINED IN THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT MATERIALS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WHEN THEY BECOME AVAILABLE.

Attachment 1

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

(Unaudited)

	First Quarter March 31,
	2005	2004
Earnings Results (in Millions)

PSE&G	$117	$124
PSEG Power	108	109
PSEG Energy Holdings
PSEG Global	55	45
PSEG Resources	23	–
PSEG Energy Holdings	(1)	(2)
Total PSEG Energy Holdings	77	43
PSEG	(17)	(5)
PSEG Net Income (Note 1)	$285	$271

Fully Diluted Average Shares Outstanding (in Millions)	242	239
Per Share Results (Diluted)

PSE&G	$0.48	$0.52
PSEG Power	0.45	0.46
PSEG Energy Holdings
PSEG Global	0.23	0.19
PSEG Resources	0.09	–
PSEG Energy Holdings	–	(0.01)
Total PSEG Energy Holdings	0.32	0.18
PSEG	(0.07)	(0.02)
PSEG Net Income (Note 2)	$1.18	$1.14

Note 1:

Net Income includes preferred stock dividends / preference units distributions relating to PSE&G of $1 million and $1 million, PSEG Global of $2 million and $4 million and PSEG Resources of $0 and $1 million for the quarters ended March 31, 2005 and 2004, respectively.

Note 2:

Basic Earnings per Share from Net Income was $1.20 and $1.15 per share for the quarters ended March 31, 2005 and 2004, respectively.

Attachment 2

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

CONSOLIDATING STATEMENT OF OPERATIONS

For the Quarter Ended March 31, 2005

(Unaudited, $ Millions)

	PSEG	OTHER	PSE&G	PSEG POWER	PSEG ENERGY HOLDINGS
		(Note 2)
OPERATING REVENUES	$3,310	$(984)	$2,184	$1,731	$379

OPERATING EXPENSES
Energy Costs	1,874	(984)	1,424	1,270	164
Operation and Maintenance	598	(3)	295	229	77
Depreciation and Amortization	190	4	135	34	17
Taxes Other Than Income Taxes	43	–	43	–	–
Total Operating Expenses	2,705	(983)	1,897	1,533	258

Income from Equity Method Investments	37	–	–	–	37

OPERATING INCOME	642	(1)	287	198	158

Other Income	39	–	2	31	6
Other Deductions	(12)	–	(1)	(8)	(3)
Interest Expense	(215)	(31)	(84)	(34)	(66)
Preferred Securities Dividends	(1)	2	(1)	–	(2)

INCOME BEFORE INCOME TAXES (Note 1)	453	(30)	203	187	93

Income Tax Expense	(168)	13	(86)	(79)	(16)

NET INCOME	$285	$(17)	$117	$108	$77

For the Quarter Ended March 31, 2004

(Unaudited, $ Millions)

	PSEG	OTHER	PSE&G	PSEG POWER	PSEG ENERGY HOLDINGS
		(Note 2)
OPERATING REVENUES	$3,225	$(865)	$2,182	$1,695	$213

OPERATING EXPENSES
Energy Costs	1,827	(865)	1,419	1,227	46
Operation and Maintenance	545	(12)	278	230	49
Depreciation and Amortization	172	5	127	27	13
Taxes Other Than Income Taxes	45	–	45	–	–
Total Operating Expenses	2,589	(872)	1,869	1,484	108

Income from Equity Method Investments	28	–	–	–	28

OPERATING INCOME	664	7	313	211	133

Other Income	30	(5)	3	31	1
Other Deductions	(19)	–	(1)	(16)	(2)
Interest Expense	(223)	(23)	(96)	(41)	(63)
Preferred Securities Dividends	(1)	5	(1)	–	(5)

INCOME BEFORE INCOME TAXES (Note 1)	451	(16)	218	185	64

Income Tax Expense	(180)	11	(94)	(76)	(21)

NET INCOME	$271	$(5)	$124	$109	$43

Note 1:

Income before Income Taxes includes preferred stock dividends / preference units distributions relating to PSE&G of $1 million and $1 million, PSEG Global of $2 million and $4 million and PSEG Resources of $0 and $1 million for the quarters ended March 31, 2005 and 2004, respectively.

Note 2:

Primarily includes financing activities and merger expenses at the parent and intercompany eliminations.

Attachment 3

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

CAPITALIZATION SCHEDULE

(Unaudited, $ Millions)

	March 31, 2005	December 31, 2004
DEBT
Commercial Paper and Loans	$370	$638
Long-Term Debt, including amounts due within one year	8,580	8,588
Securitization Debt, including amounts due within one year	2,051	2,085
Project Level, Non-Recourse Debt, including amounts due within one year	1,423	1,437
Debt Supporting Trust Preferred Securities	1,201	1,201
Total Debt	13,625	13,949

SUBSIDIARY’S PREFERRED SECURITIES	80	80

COMMON STOCKHOLDERS’ EQUITY
Common Stock	4,564	4,569
Treasury Stock	(969)	(978)
Retained Earnings	2,576	2,425
Accumulated Other Comprehensive Loss	(435)	(277)
Total Common Stockholders’ Equity	5,736	5,739
Total Capitalization	$19,441	$19,768

Attachment 4

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited, $ Millions)

	For the Quarters Ended March 31,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$285	$271
Adjustments to Reconcile Net Income to Net Cash Flows
From Operating Activities	376	682
Net Cash Provided By Operating Activities	661	953
NET CASH USED IN INVESTING ACTIVITIES	(174)	(183)
NET CASH USED IN FINANCING ACTIVITIES	(433)	(751)
Effect of Exchange Rate Change	(1)	(1)
Net Increase in Cash and Cash Equivalents	53	18
Cash and Cash Equivalents at Beginning of Period	279	452
Cash and Cash Equivalents at End of Period	$332	$470

Attachment 5

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

For the Three Months Ending March 31, 2005

2005 vs. 2004

(Unaudited)

PSEG 1st Quarter 2004 Net Income		$1.14

PSE&G		B/(W )
1st Quarter 2004	$0.52

Weather	(0.01)
Gas Demand	(0.03)
O&M	(0.01)
Interest Savings	0.03
Other	(0.01)
Shares Outstanding	(0.01)

1st Quarter 2005	$0.48	$(0.04)

PSEG Power
1st Quarter 2004	$0.46

Margin	(0.01)
O&M	(0.01)
Depreciation & Amortization - Lawrenceburg	(0.02)
Midwest Financing Costs in 2004	0.04
Shares Outstanding	(0.01)

1st Quarter 2005	$0.45	$(0.01)

PSEG Energy Holdings
1st Quarter 2004	$0.18

Global
Operations	0.02
Foreign exchange gains	0.02

Resources
Operations (includes EME-Collins lease termination in 2004, sale of SEGS in 2005)	0.09

Energy Holdings (Parent)	0.01
1st Quarter 2005	$0.32	$0.14

Public Service Enterprise Group
1st Quarter 2004	$(0.02)

Interest Expense ($0.04) and Merger expenses ($0.01)	(0.05)

1st Quarter 2005	$(0.07)	$(0.05)

PSEG 1st Quarter 2005 Net Income		$1.18

Attachment 6

PSEG Global L.L.C.

Investment Results

(Unaudited, $ Millions)

	Total Capital at Risk (A) As of		Earnings Before Interest and Taxes (EBIT)(B) For the Quarters Ended March 31,		Non-Recourse Interest (C) For the Quarters Ended March 31,
Region	March 31, 2005	December 31, 2004	2005	2004	2005	2004
North America	$422	$427	$47	$55	$5	$–
South America	1,610	1,581	38	35	10	8
Asia Pacific (D)	6	6	4	4	–	–
Europe	212	209	22	13	9	8
India and Oman	92	94	5	7	3	4
Global G&A - Unallocated	–	–	(6)	(7)	–	–
Total	$2,342	$2,317	$110	$107	$27	$20

Reconciliation of EBIT to Net Income

	For the Quarters Ended March 31,
	2005	2004
Total Global EBIT	$110	$107
Interest Expense	(45)	(38)
Income Taxes	(5)	(18)
Minority Interest	(3)	(2)
Preference Units Distributions	(2)	(4)
Net Income	$55	$45

(A) Total Capital at Risk includes PSEG Global’s gross investments and equity commitment guarantees less non-recourse debt at the project level.

(B) For investments accounted for under the equity method of accounting, includes PSEG Global’s share of net earnings, including interest expense and income taxes.

(C) Non-Recourse Interest is interest expense on debt that is non-recourse to PSEG Global.

(D) Capital at Risk for Asia Pacific region does not include the promissory note of $99 million and $136 million as of March 31, 2005 and December 31, 2004, respectively, received from the sale of MPC.

Attachment 7

PUBLIC SERVICE ELECTRIC & GAS

Revenues, Sales to Customers

March 2005

(Unaudited)

Electric Sales and Revenues
Sales (millions kwh)	Three Months Ended	Change vs. 2004	Twelve Months Ended	Change vs. 2004
Residential	3,163	0.6%	13,135	2.2%
Commercial	5,773	2.0%	23,441	3.9%
Industrial	1,445	-7.0%	6,410	-3.1%
Street Lighting	100	-1.6%	362	-1.3%
Interdepartmental	4	-73.5%	21	-5.9%
Total	10,485	0.1%	43,369	2.2%

Revenue (in millions)
Residential	$349	-2.1%	$1,483	5.5%
Commercial	406	-0.4%	1,890	3.7%
Industrial	70	-1.3%	358	-5.5%
Street Lighting	16	-1.1%	60	1.4%
Other	65	-3.0%	293	32.5%
Total	$906	-1.3%	$4,084	5.1%

Gas Sold and Transported
Sales (millions therms)	Three Months Ended	Change vs. 2004	Twelve Months Ended	Change vs. 2004
Residential Sales	716	-2.1%	1,457	-4.7%
Commercial - Firm Sales	285	-4.5%	578	-4.7%
Commercial - Interr. & Cogen.	16	24.8%	51	4.2%
Industrial - Firm Sales	25	-9.0%	49	-12.4%
Industrial - Interr. & Cogen.	72	-13.8%	366	-22.8%
Other Operating Revenues	1	n/	a	(0)	n/	a
Total	1,115	-3.4%	2,501	-8.0%

Gas Transported	315	16.9%	1,086	-6.7%

Revenue (in millions)
Residential Sales	$551	4.6%	$1,101	-0.8%
Commercial - Firm Sales	234	-0.8%	489	7.1%
Commercial - Interr. & Cogen.	16	65.2%	40	21.0%
Industrial - Firm Sales	21	-3.1%	42	-0.3%
Industrial - Interr. & Cogen.	59	1.0%	277	-5.7%
Other Operating Revenues	31	10.5%	122	46.0%
Total	$912	3.6%	$2,071	1.1%

Gas Transported	$366	-4.5%	$820	-2.1%

Weather Data	Three Months Ended	Change vs. 2004	Twelve Months Ended	Change vs. 2004
Degree Days - Actual	2,709	-2.4%	4,813	-5.8%
Degree Days - Normal	2,606		4,839

THI Hours - Actual	0	-88.3%	14,854	0.3%
THI Hours - Normal	28		14,878

Attachment 8

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

STATISTICAL MEASURES

(Unaudited)

	Quarters Ended
	March 31, 2005	March 31, 2004
Weighted Average Common Shares Outstanding (000's)
Basic	238,314	236,193
Diluted	242,190	238,852

Stock Price at End of Period	$54.39	$46.98

Dividends Paid per Share of Common Stock	$0.56	$0.55

Dividend Payout Ratio*	73.0%	64.1%

Dividend Yield	4.1%	4.7%

Price/Earnings Ratio*	17.7	13.7

Rate of Return on Average Common Equity*	13.4%	16.5%

Ratio of Earnings to Fixed Charges	2.71	2.64

Book Value per Common Share	$24.03	$23.25

Market Price as a Percent of Book Value	226%	202%

Total Shareholder Return - QTR Ending	6.1%	8.5%
Total Shareholder Return - 12 Months Ending	21.6%	34.6%

Generation by Fuel Type	Quarters Ended March 31,
	2005	2004
Nuclear - NJ	37%	38%
Nuclear - PA	20%	20%
Total Nuclear	57%	58%

Fossil - Coal - NJ	14%	9%
Fossil - Coal - PA	13%	13%
Fossil - Coal - CT	6%	6%
Total Coal	33%	28%

Fossil - Oil & Natural Gas - NJ	8%	9%
Fossil - Oil & Natural Gas - NY	0%	2%
Fossil - Oil & Natural Gas - CT	2%	3%
Fossil - Oil & Natural Gas - Midwest	0%	0%
Total Oil & Natural Gas	10%	14%

Fossil - Pumped Storage	0%	0%
	100%	100%

*Calculation based on earnings from continuing operations for 12-month period ending